As filed with the Securities and Exchange Commission on May 29, 2008.

Registration No. 333-133060

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUESTAR MARKET RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

UTAH (State or other jurisdiction of incorporation or organization)	87-0287750 (I.R.S. Employer Identification No.)

180 East 100 South
P.O. Box 45601
Salt Lake City, Utah 84145-0601
(801) 324-2600

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Thomas C. Jepperson, Esq.
Questar Market Resources, Inc.
180 East 100 South
P.O. Box 45601
Salt Lake City, Utah 84145-0601
(801) 324-2648

(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copy to:

Richard J. Grossman, Esq.
Gregory A. Fernicola, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a  smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller  reporting  company" in Rule 12b-2 of the Exchange Act.

            Large accelerated filer [  ]                                                                                                 Accelerated filer [  ]

            Non-accelerated filer   [X] (Do not check if a smaller reporting company)                      Smaller reporting company [ ]

DEREGISTRATION OF SECURITIES

Questar Market Resources, Inc. (the "Registrant") is filing this Post-Effective Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-133060), filed with the Securities and Exchange Commission on April 7, 2006 (the "Registration Statement"), to deregister unsold securities of the Registrant.  In accordance with the Registrant's undertaking set forth in the Registration Statement, effective as of the date and time that this Post-Effective Amendment No. 1 is declared effective, the Registrant hereby deregisters such securities that were registered on the Registration Statement but were not sold under the Registration Statement.

Item 16.  Exhibits.

Exhibit No.	Description of Exhibit
24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-3 (File No. 333-133060) filed with the Securities and Exchange Commission on April 7, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 29th day of May, 2008.

QUESTAR MARKET RESOURCES, INC.

By

/s/ C. B. Stanley

Name:  C. B. Stanley

Title:    President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ C. B. Stanley	President, Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2008
C. B. Stanley
*	Chairman of the Board	May 29, 2008
Keith O. Rattie
*	Vice President and Chief Financial Officer (Principal Financial Officer )	May 29, 2008
S. E. Parks
*	Vice President and Controller (Principal Accounting Officer)	May 29, 2008
B. Kurtis Watts
*	Director	May 29, 2008
Phillips S. Baker, Jr.
*	Director	May 29, 2008
Teresa Beck
*	Director	May 29, 2008
R. D. Cash
*	Director	May 29, 2008
L. Richard Flury
*	Director	May 29, 2008
James A. Harmon
*	Director	May 29, 2008
Robert E. McKee III
*	Director	May 29, 2008
M. W. Scoggins

* By:

 /s/ C. B. Stanley

C. B. Stanley

Attorney-in-fact

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